Exhibit 99.1

Acurx Pharmaceuticals, Inc. Announces $4.225 Million Registered Direct Offering

STATEN ISLAND, NY., July 25, 2022 /PRNewswire/ -- Acurx Pharmaceuticals, Inc. (NASDAQ: ACXP) ("Acurx" or the "Company"), a clinical-stage biopharmaceutical company developing a new class of antibiotics for difficult-to-treat bacterial infections, today announced that it has entered into definitive agreements with a single healthcare-focused U.S. institutional investor and certain executives of the Company for the purchase and sale of an aggregate of 1,289,980 shares of its common stock (which includes 130,769 pre-funded warrants to purchase shares of its common stock being sold to the U.S. institutional investor) at a purchase price per share of $3.25 (or $3.2499 per pre-funded warrant, which represents the per share offering price for the common stock less the $0.0001 per share exercise price for each pre-funded warrant) for the U.S. institutional investor and $3.80 per share for the Company’s executives, pursuant to a registered direct offering. The Company has also agreed to issue to each investor, in a concurrent private placement, series A unregistered warrants (the “Series A Warrants”) to purchase up to 1,289,980 shares of the Company’s common stock and series B unregistered warrants (the “Series B Warrants”) to purchase up to 1,289,980 shares of the Company’s common stock. The Series A Warrants and Series B Warrants being sold to the U.S. institutional investor will each have an exercise price of $3.25 per share, will each be exercisable on the six-month anniversary of the issuance date and will expire five years from the date of initial exercisability and one year from the date of initial exercisability, respectively. The Series A Warrants and Series B Warrants being sold to the executives of the Company will each have an exercise price of $3.55 per share, will be exercisable on the six-month anniversary of the issuance date and will expire five years from the date of initial exercisability and one year from the date of initial exercisability, respectively.

The closing of the registered direct offering and the concurrent private placement is expected to occur on or about July 27, 2022, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering are expected to be approximately $4.225 million. The Company intends to use the net proceeds from the offering for general corporate purposes.

A.G.P./Alliance Global Partners is acting as lead placement agent and Maxim Group LLC is acting as co-placement agent for the offering and the concurrent private placement.

The offering of the common stock and pre-funded warrants is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-265956) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com, or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745.

The Series A Warrants and Series B Warrants described above are being issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the common stock underlying such warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, such warrants and underlying common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Acurx Pharmaceuticals, Inc.

Acurx Pharmaceuticals is a clinical stage biopharmaceutical company focused on developing new antibiotics for difficult to treat infections. The Company's approach is to develop antibiotic candidates that target the DNA polymerase IIIC enzyme and its R&D pipeline includes antibiotic product candidates that target Gram-positive bacteria, including Clostridioides difficile, methicillin-resistant Staphylococcus aureus (MRSA), vancomycin resistant Enterococcus (VRE) and drug-resistant Streptococcus pneumoniae (DRSP).

Forward-Looking Statements

Certain statements in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties including, among other things, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the intended use of proceeds from the offering and the uncertain impact of the COVID-19 global pandemic on our business, including with respect to our clinical trials.

These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials, and other uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in our Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K filed with the Securities Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

Investor Contact:

Acurx Pharmaceuticals, Inc.

David P. Luci, President & CEO

Tel: 917-533-1469

Email: davidluci@acurxpharma.com